Exhibit 4.02

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of July 18, 2016 (this “Amendment”), by and among Symantec Corporation, a Delaware corporation (the “Borrower”), Symantec Operating Corporation, a Delaware corporation (“Guarantor”), the Lenders and the New Term Lenders (each as defined below) party hereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Term Loan A-1/Revolver Administrative Agent”), and JPMorgan Chase Bank, N.A., as administrative agent for the New Term Lenders (in such capacity, the “Term Loan A-2 Administrative Agent” and, collectively with the Term Loan A-1/Revolver Administrative Agent, the “Administrative Agents”).
RECITALS
A.    The Borrower has previously entered into that certain Credit Agreement, dated as of May 10, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified prior to the Blue Coat Amendment Effective Date (as defined below), the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Term Loan A-1/Revolver Administrative Agent, pursuant to which the Lenders have made certain loans and extended certain commitments to the Borrower. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.
B.    Guarantor has previously entered into that certain Guaranty Agreement, dated as of May 10, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified prior to the Blue Coat Amendment Effective Date, the “Guaranty Agreement”), by and among Guarantor and the Term Loan A-1/Revolver Administrative Agent, pursuant to which Guarantor has agreed to guarantee to the Guaranteed Parties (as defined in the Guaranty Agreement) the payment in full of the Guaranteed Obligations (as defined in the Guaranty Agreement).
C.    In connection with the Blue Coat Acquisition (as defined below) and related transactions, the Borrower has requested that the Term Loan A-1/Revolver Administrative Agent and the Lenders amend and restate the Credit Agreement in the form of Annex A hereto (as so amended and restated, the “Amended and Restated Credit Agreement”) pursuant to the terms and subject to the conditions set forth herein, and the Term Loan A-1/Revolver Administrative Agent and the Lenders constituting the Required Lenders under the Credit Agreement immediately prior to giving effect to this Amendment are willing to so amend and restate the Credit Agreement on the terms and subject to the conditions set forth herein.
D.    The Amended and Restated Credit Agreement will provide for a new tranche of term loans (the “New Term Loans”) to be made to the Borrower by the New Term Lenders in an aggregate principal amount of $800,000,000 having the terms set forth in the Amended and Restated Credit Agreement, the proceeds of which will be used by the Borrower to, among other things, pay the consideration payable by the Borrower in the Blue Coat Acquisition pursuant to the terms of the Blue Coat Acquisition Agreement.

E.    Each Person designated as having a Term A-2 Commitment (as defined in the Amended and Restated Credit Agreement) on Schedule 2.1(b) of Annex A hereto, as the same may be updated from time to time to reflect each Person that becomes a party hereto pursuant to an Accession Agreement (as defined below), (each such Person, a “New Term Lender”) is willing to make the New Term Loans on the Blue Coat Amendment Effective Date on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement (including, for the avoidance of doubt, satisfaction or waiver of the conditions set forth in Section 4.1 of the Amended and Restated Credit Agreement).
F.    The Borrower and Guarantor are entering into this Amendment with the understanding and agreement that, except as specifically provided herein and in the Amended and Restated Credit Agreement, none of the Term Loan A-1/Revolver Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.Defined Terms. As used in this Amendment, the following terms have the meanings specified below:
“Blue Coat” means Blue Coat, Inc., a Delaware corporation.
“Blue Coat Acquisition” means the acquisition of Blue Coat by the Borrower effected by way of merger pursuant to the Blue Coat Acquisition Agreement.
“Blue Coat Acquisition Agreement” means the Agreement and Plan of Merger, dated as of June 12, 2016, together with all exhibits, schedules and other disclosure letters thereto, by and among the Borrower, S-B0616 Merger Sub, Inc., a Delaware corporation, and Blue Coat (without giving effect to any modifications or waivers unless such modification or waiver satisfies the requirements set forth in Section 4.1(i) of the Amended and Restated Credit Agreement).
2. The Amended and Restated Credit Agreement and New Commitments.
(a) Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 of the Amended and Restated Credit Agreement and operative as of the Blue Coat Amendment Effective Date, the parties hereto agree that the Credit Agreement shall be amended and restated in the form attached as Annex A hereto.
(b) Subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, each New Term Lender severally agrees to make New Term Loans to the Borrower on the Blue Coat Amendment Effective Date in an aggregate principal amount equal to its Term A-2 Commitment.

3. Reaffirmation of the Guaranty Agreement. The Guarantor hereby (a) agrees that, notwithstanding the effectiveness of this Amendment or the occurrence of the Blue Coat Amendment Effective Date, the Guaranty Agreement continues to be in full force and effect and (b) affirms and confirms its guarantee of the Guaranteed Obligations as provided in the Guaranty Agreement as originally executed, and acknowledges and agrees that such guarantee continues in full force and effect in respect of, and to secure, such Guaranteed Obligations, including (after the Blue Coat Amendment Effective Date and the funding of the New Term Loans) the New Term Loans.
4. Conditions Precedent.
(a) Amendment Effective Date. This Amendment shall be effective upon the receipt by the Administrative Agents of counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower and Guarantor, (ii) the Administrative Agents, (iii) the Required Lenders and (iv) each New Term Lender existing as of the date hereof. For the avoidance of doubt, it is understood and agreed that the Amended and Restated Credit Agreement shall not become operative until and upon the occurrence of the Blue Coat Amendment Effective Date.
(b) Blue Coat Amendment Effective Date. The Amended and Restated Credit Agreement shall become operative as of the first date on which (x) the conditions set forth in Section 4.1 of the Amended and Restated Credit Agreement are satisfied (such date, the “Blue Coat Amendment Effective Date”), provided that the Blue Coat Amendment Effective Date occurs (i) no earlier than August 1, 2016 and (ii) on or before December 12, 2016 and (y) the Borrower shall have delivered to the Administrative Agents updated versions of the schedules and exhibits to the Credit Agreement, which shall be reasonably acceptable to the Administrative Agents and shall be deemed to be the schedules and exhibits to the Amended and Restated Credit Agreement.
5. Representations and Warranties of the Borrower and Guarantor. Each of the Borrower and Guarantor represents and warrants as follows:
(a) Authority; Enforceability. The execution and delivery of this Amendment and the performance of the obligations contemplated hereby are within the Borrower’s and Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower and Guarantor and constitutes a legal, valid and binding obligation of each of the Borrower and Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) Representations and Warranties. The representations and warranties contained in each Loan Document (other than as set forth in Sections 3.4(b) and 3.6(a) of the Amended and Restated Credit Agreement) are true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date hereof as though made on and as of the date hereof (except that the representations and warranties contained in Section 3.4(a) of the Amended and Restated Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.1(a) and 5.1(b) of the Amended and Restated Credit Agreement), other than those representations and warranties which expressly relate to an earlier date, in which case, they were true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, in all respects) as of such earlier date.
(c) No Default. As of the date of this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
6. Accession Agreement. The Borrower and the Term Loan A-2 Administrative Agent shall be entitled to invite additional Persons after the date hereof and on or prior to the Blue Coat Amendment Effective Date to execute an accession agreement in the form attached hereto as Exhibit A (the “Accession Agreement”) to become parties to this Amendment as a New Term Lender and upon execution thereof by any such Person, such Person shall be deemed to be a New Term Lender for all purposes hereunder.
7. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
8. Counterparts. This Amendment may be executed in counterparts (and by different parties and separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
9. Reference to and Effect on the Loan Documents.
(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Upon and after the Blue Coat Amendment Effective Date, each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended and Restated Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(b) The Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and are and shall continue to constitute the legal, valid, binding and enforceable obligations of the Borrower and Guarantor.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the

Administrative Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

SYMANTEC CORPORATION, as the Borrower By: /s/ Thomas Seifert Name: Thomas Seifert Title: Executive Vice President and Chief Financial Officer

SYMANTEC OPERATING CORPORATION, as Guarantor
By: /s/ Thomas Seifert
Name: Thomas Seifert
Title: Executive Vice President and Chief
Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Term Loan A-1/Revolver Administrative Agent and as a Lender
By:     /s/Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as the Term Loan A-2 Administrative Agent and as a Lender
By:     /s/ Sebastian Szendzielorz
Name: Sebastian Szendzielorz
Title: Senior Vice President

[Signature Page to Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender and a New Term Lender
By: /s/ Arti Dighe
Name: Arti Dighe
Title: Vice President

CITIBANK, N.A., as a Lender and a New Term Lender
By: /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

BARCLAYS BANK PLC, as a Lender
By: /s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

Morgan Stanley Bank, N.A., as a Lender
By: /s/ Gilroy D’Souza
Name: Gilroy D’Souza
Title: Authorized Signatory

[Signature Page to Amendment Agreement]

TD Bank, N.A., as a Lender
By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

MIZUHO BANK, LTD., as a Lender and a New Term Lender
By: /s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and a New Term Lender
By: /s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

PNC Bank, National Association, as a Lender
By: /s/ Matthew D. Meister
Name: Matthew D. Meister
Title: Vice President

[Signature Page to Amendment Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender and a New Term Lender
By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Lender and a New Term Lender
By: /s/ Winston Lua
Name: Winston Lua
Title: Director

Mercantil Commercebank, N.A., as a Lender
By: /s/ Yuraima Rodriguez
Name: Yuraima Rodriguez
Title: VP

By: /s/ Miguel A. Palacios
Name: Miguel A. Palacios
Title: EVP

[See Attached]

[Signature Page to Amendment Agreement]

EXHIBIT A

ACCESSION AGREEMENT dated as of [     ], 2016 (this “Agreement”), among ____________ (the “New Term Lender”), Symantec Corporation, a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A., as the Term Loan A-2 Administrative Agent (the “Term Loan A-2 Administrative Agent”).
Reference is hereby made to (a) the Amendment Agreement, dated as of July ___, 2016 (as amended, supplemented or otherwise modified from time to time, the “Amendment Agreement”), among the Borrower, the lenders from time to time party thereto and the Administrative Agents, and (b) the Amended and Restated Credit Agreement attached as Annex A to the Amendment Agreement (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Amendment Agreement or the Credit Agreement, as the case may be.
Pursuant to Section 6 of the Amendment Agreement, the Borrower and the Term Loan A-2 Administrative Agent have invited the New Term Lender, and the New Term Lender desires, to become a party to the Amendment Agreement and to assume the obligations of a “New Term Lender” thereunder and a “Term A-2 Lender” under the Credit Agreement.
Accordingly, the New Term Lender, the Borrower and the Term Loan A-2 Administrative Agent agree as follows:
SECTION 1. Accession to the Amendment Agreement. (a) The New Lender, as of the Effective Date (as defined below), hereby accedes to the Amendment Agreement and shall be bound by and comply with the terms and provisions of the Amendment Agreement (including, as applicable, the Credit Agreement) with the same force and effect as if it had originally been a party thereto.
(b)    The commitment of the New Term Lender (the “New Commitment”) shall be equal to the amount set forth immediately below its signature hereto and the Term Loan A-2 Administrative Agent shall promptly update Schedule 2.1(b) of the Credit Agreement to reflect the New Term Lender and such New Commitment.
SECTION 2. Effectiveness. This Agreement shall become effective as of [     ], 2016 (the “Effective Date”), subject to the Term Loan A-2 Administrative Agent’s receipt of counterparts of this Agreement duly executed on behalf of the New Term Lender and the Borrower. Except as expressly supplemented hereby, the Amendment Agreement shall remain in full force and effect in accordance with its terms.
SECTION 3. Counterparts. This Agreement may be executed in counterparts (and by different parties and separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 4. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the New Term Lender, the Borrower and the Term Loan A-2 Administrative Agent have duly executed this Agreement as of the day and year first above written.
[NEW TERM LENDER], as the New Term Lender
By:
Name:
Title:
Commitment: $[     ]
SYMANTEC CORPORATION,
as the Borrower
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as the Term Loan A-2 Administrative Agent
By:
Name:
Title:

[Signature Page to Accession Agreement]